Exhibit 99.1

For Immediate Release

CONTACTS:
Tony Rossi	Julia Francis
FRB for Mobility Electronics	Mobility Electronics, Inc
310-854-8317	480-596-0061, ext. 386
trossi@financialrelationsboard.com	jfrancis@mobl.com

RADIOSHACK AND MOTOROLA MAKE STRATEGIC INVESTMENT IN
MOBILITY ELECTRONICS

Revised structure of strategic relationship positions Mobility to expand profitability and drive efforts to promote itip™ technology

SCOTTSDALE, Ariz., April 4, 2005 — Mobility Electronics, Inc. (Nasdaq/NMS: MOBE), a leading provider of innovative portable power and computing solutions for the mobile electronic device user, today announced that it has signed certain agreements to revise the structure of its strategic relationship with RadioShack Corporation (NYSE: RSH) and Motorola, Inc. (NYSE: MOT), which includes an aggregate equity investment from both companies of $10 million in Mobility Electronics common stock.

Leveraging this investment, Mobility will create a new division to focus on power solutions for low-power mobile electronic devices based on Mobility’s itip technology. Mobility’s patented itip technology allows one power adapter to power nearly all mobile electronic devices on the market through the use of interchangeable tips.

In addition, the financial model for Mobility’s sales through Motorola and RadioShack has been restructured, driving anticipated material increases in revenues, gross margin, and EBIT on itip product sales. RadioShack and Motorola will continue to support itip product sales through their existing distribution channels; these worldwide resources will expand Mobility’s reach without substantially increasing its existing infrastructure.

Major points of the new structure include:

•	Mobility will form an operating division exclusively dedicated to the design, development, marketing and sales of patented itip power products for low-power mobile electronic devices (ME power products).

•	RadioShack and Motorola each have made a $5 million equity investment in Mobility common stock at a purchase price of $7.25 per share, resulting in an aggregate investment of $10 million. Both RadioShack and Motorola have received 2 warrants,

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each exercisable for an additional $5 million of Mobility common stock at a price of $8.40 per share. These warrants will become exercisable upon, among other matters, the achievement of certain milestones relating to the financial performance of the newly formed operating division.

•	Mobility will manage all customers, personnel and resources of the new division. Additionally, RadioShack and Motorola will act as sales representatives for Mobility, for which they will receive a sales commission. Under the new structure, all sales and wholesale gross margins of itips products will flow through Mobility’s new division.

•	The Mobility ME power products currently carried by Radio Shack in their 6,900 stores - iGo EverywherePower™, iGo AutoPower™, iGo WallPower™, iGo DualPower™, and related itips - will be progressively phased into this new structure by December 31, 2005. Once the phase-in period is complete (and assuming an ME power adapter and itip mix consistent with current expectations), Mobility expects its average mark-up on power adapters for low-power mobile electronic devices sold through RadioShack to increase to approximately $3.00 per adapter from its average mark-up of approximately $0.80 per adapter during 2004. Mobility’s per unit price for sales of all ME power adapters, other than those sold through the RadioShack stores during the phase-in period, is expected to average approximately $9.00 per adapter through 2005, decreasing to about $7.50 per adapter in 2006 as larger customers begin purchasing the products and the RadioShack phase-in period is complete.

“The restructuring of our relationship with RadioShack and Motorola was driven by the opportunities available for the itip technology and the desire to create a structure that will optimize the ability to grow this business to significantly larger levels,” said Charlie Mollo, Chief Executive Officer of Mobility Electronics. “As a result of the new structure, we expect the economics of this business to be substantially improved for Mobility, including increased revenue, gross profit and EBIT from sales of power products developed under this agreement for low-power mobile electronic devices. In addition, the equity investment will provide Mobility with increased capital to invest in the further growth of the business.”

Financial Guidance

Commenting on the financial implications for Mobility Electronics, Mr. Mollo said, “We expect that this new structure will only have a modestly positive impact on Mobility’s sales and earnings in 2005, as most of the major new customers for our ME power adapters will not begin selling the products until later in the year and the transition plan with RadioShack will not be complete until year-end. However, we expect that the new structure will have a material impact on our financial results in 2006 and beyond as sales increase through major customers such as InterTan, Carphone Warehouse, wireless carriers and distributors, and other accounts that we sign-up with the assistance of RadioShack and Motorola’s sales organizations.”

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About Mobility Electronics, Inc.
Mobility Electronics, Inc., based in Scottsdale, Arizona, is a rapidly growing developer and marketer of a broad range of innovative solutions for the mobile electronic device market (e.g., mobile phones, portable computers, smartphones, PDAs, digital cameras, etc.). The company’s innovative solutions include power adapters, hardware products for handheld devices, expansion and docking products for servers, desktop and portable computers, and other accessories for the mobile electronic device market.

Mobility Electronics’ brands include both the iGo™ and MAGMA™ product lines. iGo’s flagship products include the industry’s first combination AC/DC power adapter, Juice™, as well as first-to-market handheld accessory products such as Pitch™. The company’s MAGMA line of patented expansion products enables the industry’s only PCI expansion solutions for servers, desktop and mobile computing users.

Mobility Electronics’ products are available to mobile electronic device users directly via the company’s online store www.igo.com as well as through the company’s global distribution base of leading resellers, retailers and OEM partners. For additional information on Mobility Electronics’ products and services, call 480-596-0061, or visit its Web site at www.mobilityelectronics.com.

Mobility Electronics is a registered trademark, and iGo, Juice, iGo EverwherePower, iGo AutoPower, iGo WallPower, iGo DualPower, Pitch, MAGMA, and ...improving your mobile experience are trademarks of Mobility Electronics, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the company’s expectations regarding the benefits of its revised agreements with RadioShack and Motorola, including expected expanded profitability; expected material increases in the company’s revenues, gross margin, and earnings before interest and taxes; expected increases in the company’s average mark-up revenue and per unit sales prices for its power adapters; expected material impact on the company’s financial results in 2006; and overall improvements in the economics of the company’s power adapter business. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in the forward-looking statements include the loss of, and failure to replace, any significant customers, including RadioShack and Motorola; the timing and success of new product introductions; the development and introduction of new products by us and our competitors; the performance of suppliers and subcontractors; industry and general economic or business conditions; the ability of the company to compete successfully in the future; risks relating to pending litigation and other factors detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statements.

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